UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 19, 2006

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2006, the New Ulm Telecom, Inc. Board of Directors approved director compensation for 2007. For 2007, non-employee directors will be paid an annual retainer of $16,000. In addition, directors will receive $700 for each Board and Committee meeting they attend. The Chairman of the Board, who is not an employee of the Company, will receive an additional annual retainer of $12,000. Also, the Chair of the Audit Committee, who is not an employee of the Company, will receive an additional annual retainer of $3,000.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

On December 19, 2006, the Board set 2007 salary levels for Mr. Bill Otis as President and Chief Executive Officer and for Ms. Barbara Bornhoft as Vice President and Chief Operating Officer. Mr. Otis will receive an annual salary of $195,000 in 2007. Ms. Bornhoft will receive an annual salary of $120,000 in 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Ulm Telecom, Inc.

Date: December 26, 2006	By:	/s/ Nancy Blankenhagen
Nancy Blankenhagen Chief Financial Officer